UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2021

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37747

(Commission File Number)

04-3291176

(IRS Employer Identification No.)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip code)

(212) 328-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MFIN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 26, 2021, the Board of Directors (the “Board”) of Medallion Financial Corp. (the “Company”), upon the recommendation of the Board’s Nominating and Governance Committee, increased the size of the Board from seven to eight members and appointed Robert M. Meyer to serve as a member of the Board, effective immediately. Mr. Meyer was also appointed to the Audit Committee, Compensation Committee, and Nominating and Governance Committee of the Board, effective immediately. The Board determined that Mr. Meyer is an independent director within the meaning of the NASDAQ Stock Market listing standards.

Mr. Meyer is currently a member of the Board of Directors and the Audit Committee of Medallion Bank, a subsidiary of the Company, and has served in such roles since 2016 and 2019 respectively. He served as Executive Vice President and Chief Commercial Lending Officer at Valley National Bancorp from 1997 until his retirement in 2016, and, following his retirement, Mr. Meyer provided consulting services to Valley National Bank, the principal subsidiary of Valley National Bancorp, until August 2018. During his 47-year career in banking, Mr. Meyer had previously served as President and Chief Executive Officer of Midland Bancorp/Midland Bank and Trust Company from 1991 to 1997 and President and Chief Executive Officer of Broad Street National Bank and First Jersey National Bank/Central from 1985 to 1988. Mr. Meyer holds a bachelor’s degree and a master’s degree from Montclair State College and an M.B.A. from the University of Miami.

There are no arrangements or understandings between Mr. Meyer and any other persons pursuant to which Mr. Meyer was selected as a director of the Company. There are no transactions between Mr. Meyer and the Company that would be reportable under Item 404(a) of Regulation S-K. Mr. Meyer will receive compensation for his service as a non-employee director of the Company’s Board in accordance with the terms of the Company’s director compensation program. Mr. Meyer will receive for 2021 a pro-rata amount (based on his service commencing July 26, 2021) of the $100,000 annual director base cash compensation, as well as a pro-rata amount of the cash fees payable to him as Chairman of the Audit Committee and as a member of the Compensation Committee and the Nominating and Governance Committee, and will receive an annual equity grant of $50,000 worth of restricted stock units at the next annual grant date. Mr. Meyer’s compensation as a non-employee director is as otherwise described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2021.

Item 7.01    Regulation FD Disclosure.

On July 29, 2021, the Company issued a press release announcing the appointment of Mr. Meyer to the Board.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in the press release is being furnished, not filed, pursuant to Item 7.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

99.1	Press release, dated July 29, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2021

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall
Name: Larry D. Hall
Title: Chief Financial Officer